                              TERM LOAN AGREEMENT


                         Dated as of November __, 1995

                                     among

                              Ford Holdings, Inc.,

                               Ford Motor Company

                                      and

                                 [Name of Bank]

                             -TABLE OF CONTENTS-

SECTION 1.  DEFINITIONS                                                        1

SECTION 2.  THE LOANS                                                          3

  2.1 TERM LOANS                                                               3

  2.2 PROCEEDS OF THE LOANS                                                    4

  2.3 NOTICES OF BORROWING                                                     4

  2.4 EXTENSION OF LOANS                                                       4

  2.5 INTEREST RATES                                                           5

  2.6 INTEREST PAYMENT DATES                                                   5

  2.7 OVERDUE INTEREST                                                         5

  2.8 DATES FOR PAYMENT OR OPTIONAL PREPAYMENT OF PRINCIPAL                    6

  2.9 OPTIONAL PREPAYMENT ON OTHER DATES; REIMBURSEMENT FOR CERTAIN COSTS      6

  2.10 METHOD OF PAYMENT                                                       6

SECTION 3.  THE GUARANTEE                                                      6

SECTION 4.  CONDITIONS TO THE LOANS                                            7

  4.1 EACH LOAN                                                                7

  4.2 FIRST LOAN                                                               8

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND GUARANTOR       9

  5.1 CORPORATE AUTHORITY OF THE BORROWER AND GUARANTOR, ETC.                  9

  5.2 FINANCIAL STATEMENTS                                                    10

  5.3 LITIGATION                                                              11

  5.4 USE OF PROCEEDS                                                         11

  5.5 COMPLIANCE WITH ERISA                                                   12


SECTION 6.  COVENANTS OF THE GUARANTOR                                        12

  6.1 LIMITATION ON LIENS                                                     12

  6.2 LIMITATION ON SALES AND LEASEBACKS                                      13

  6.3 MERGERS AND CONSOLIDATIONS                                              14

  6.4 ADDITIONAL COVENANTS                                                    14

  6.5 ERISA                                                                   14

  6.6 NOTIFICATION                                                            15

SECTION 7.  DEFAULT                                                           15

SECTION 8.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BANK             16

  8.1 ACQUISITION OF THE NOTE                                                 16

  8.2 ASSIGNMENT; PARTICIPATION                                               16

SECTION 9.  CHANGES IN CIRCUMSTANCES                                          17

  9.1 ILLEGALITY                                                              17

  9.2 INCREASED COST                                                          18

SECTION 10.  MISCELLANEOUS                                                    19

  10.1 NOTICES                                                                19

  10.2 TERM OF AGREEMENT                                                      20

  10.3 NO WAIVERS                                                             20

  10.4 NEW YORK LAW AND JURISDICTION                                          20

  10.5 ENTIRE AGREEMENT                                                       21

  10.6 PAYMENT OF CERTAIN EXPENSES                                            21

  10.7 CHANGES, WAIVERS, ETC.                                                 21

  10.8 SEVERABILITY                                                           21

  10.9 SUCCESSORS AND ASSIGNS                                                 21



  10.10 COUNTERPARTS                                                          22
  10.11 ELECTRONIC RECORDING                                                  22

EXHIBIT A        PROMISSORY NOTE

EXHIBIT B        NOTICE OF BORROWING/EXTENSION

                              TERM LOAN AGREEMENT


         This TERM LOAN AGREEMENT, dated as of November __, 1995, is among FORD HOLDINGS, INC., a Delaware corporation, The American Road, Dearborn, Michigan 48121 (the "Borrower"), FORD MOTOR COMPANY, a Delaware corporation, The American Road, Dearborn, Michigan 48121 (the "Guarantor"), and [NAME OF BANK, nature of entity, address] (the "Bank").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            SECTION 1. DEFINITIONS

         The following terms, as used herein, have the following respective meanings:

         "Agreement" means this Term Loan Agreement, together with the exhibits hereto, as amended from time to time.

         "Attributable Debt" has the meaning set forth in Section 6.2.

         "Bank's Actual Reserve Cost" has the meaning set forth in Section
9.2(b).

         "Commitment" has the meaning set forth in Section 2.1(a).

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Guarantor and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles in the United States.

         "Debt" has the meaning set forth in Section 6.1.

         "Domestic Business Day" means a day which is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States, as amended.

         "Event of Default" has the meaning set forth in Section 7.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

         "Funded Debt" has the meaning set forth in Section 6.2.

         "Guarantee" means the guarantee and other obligations of the Guarantor set forth in Section 3.

         "Guaranteed Obligations" has the meaning set forth in Section 3.

         "Interest Period" means, with respect to each Loan,

                          (i) initially, the period commencing on the date of
                 borrowing of such Loan and ending one, two, three or six months thereafter, as the Borrower may elect pursuant to
                 Section 2.3 or Section 2.4; and

                          (ii) thereafter, each period commencing on the last
                 day of the next preceding Interest Period for such Loan and ending one, two, three or six months thereafter, as the Borrower may elect pursuant to Section 2.4;

         provided, however, that:

                          (A) any such Interest Period which would otherwise
                 end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

                          (B) any such Interest Period which begins on the last
                 LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on a day which is the last LIBOR Business Day of the applicable calendar month; and

                          (C) the Borrower may not elect an Interest Period
                 that would end later than the Termination Date.

         "LIBOR" means, for any Interest Period with respect to any Loan, [the rate for deposits in United States dollars for a period equal to the Interest Period for such Loan which appears on the Reuters Screen ISDA Page as of 11:00 a.m., London time, two LIBOR Business Days prior to the date of borrowing or extension of such Loan, as the case may be; and "Reuters Screen ISDA Page" means the display designated as page "ISDA" on the Reuters Monitor Money Rates Service (or such other page as may replace the ISDA Page on that service for the purpose of displaying London interbank offered rates for United States dollar deposits). If for any reason such page or service is not available or such applicable rate does not appear on such page or service on a date necessary for determining the interest rate hereunder for an Interest Period, then the Borrower and the Bank shall agree upon a mutually satisfactory alternative arrangement for determining the equivalent of such rate. In addition, if for any reason there is unusual volatility in the interbank market such that on the date necessary for determining the interest rate hereunder London interbank offered rates for United States dollar deposits are unusually high, then the Borrower and the Bank shall agree upon a mutually satisfactory alternative rate or an alternative type of Loan which may not necessarily include the Margin.]

         "LIBOR Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in United States dollar deposits) in London.

         "Loan" or "Loans" means one or more borrowings of funds by the Borrower from the Bank pursuant to Sections 2.1 and 2.3, as such Loans may be extended from time to time pursuant to the provisions of Section 2.4.

         "Manufacturing Subsidiary" means a subsidiary of the Guarantor which owns or leases a Principal Domestic Manufacturing Property.

         "Margin" means 3/25 of 1% (12 basis points).

         "Mortgage" and "Mortgages" have the meanings set forth in Section 6.1.

         "Note" has the meaning set forth in Section 2.1(a).

         "Notice Office" has the meaning set forth in Section 10.1.

         "Participant" has the meaning set forth in Section 8.2.

         "Plan" means an employee benefit plan or other plan (other than a multi-employer benefit plan) maintained by the Guarantor for employees of the Guarantor and certain affiliates of the Guarantor (including on the date hereof Ford Motor Credit Company) and covered by Title IV of ERISA.

         "Principal Domestic Manufacturing Property" means any plant in the United States owned or leased by the Guarantor or any subsidiary of the Guarantor, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 0.5% of Consolidated Net Tangible Assets and more than 75% of the total production measured by value (as determined by any two of the following: the Chairman of the Board of the Guarantor, its President, any Executive Vice President of the Guarantor, any Group Vice President of the Guarantor, any Vice President of the Guarantor, its Treasurer or its Controller) of which in the last fiscal year prior to said date (or such lesser period prior thereto as the plant shall have been in operation) consisted of one or more of the following: cars or trucks or related parts and accessories or materials for any of the foregoing. In the case of a plant not yet in operation or of a plant newly converted to the production of a different item or items, the total production of such plant and the composition of such production for purposes of this definition shall be deemed to be the Guarantor's best estimate (determined as aforesaid) of what the actual total production of such plant and the composition of such production will be in the 12 months following the date as of which the determination is being made.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulatory Change" has the meaning set forth in Section 9.2.

         "Reportable Event" has the meaning set forth in Title IV of ERISA.

         "Sale and Leaseback Transaction" has the meaning set forth in Section 6.2.

         "Senior Debt" has the meaning set forth in Section 6.4.

         "Termination Date" means the date that is 364 days from the date of this Agreement.

         "United States dollars" and "$" mean the lawful currency of the United States.

                            SECTION 2.  THE LOANS

2.1      TERM LOANS

         (a) Subject to the terms and conditions of this Agreement, at any time prior to January 15, 1996, the Borrower may obtain one or more term loans from the Bank in an aggregate principal amount of up to One Billion Five Hundred Million United States dollars ($1,500,000,000) (the "Commitment"). The Loans shall be evidenced by a single promissory note payable to the order of the Bank in an amount equal to the aggregate unpaid principal amount of the Loans, which note shall be dated on or before the date of the borrowing of the first Loan hereunder and shall be substantially in the form of Exhibit A hereto (the "Note"). The principal amount of the Loans shall be repaid as provided in Section 2.8 or 2.9. Once the principal amount of each Loan has been repaid, it may not be reborrowed.

         (b) Each Loan shall be for such Interest Period as specified by the Borrower pursuant to Section 2.3. At the end of each Interest Period, the Borrower may, at its option, extend such Loan pursuant to Section 2.4, but in no event shall the Interest Period for such Loan as so extended end later than the Termination Date.

2.2      PROCEEDS OF THE LOANS

         The principal amount of each Loan shall be disbursed to the Borrower on the date of the initial borrowing thereof in immediately available funds in United States dollars to the bank account of the Borrower specified by the Borrower to the Bank at the time of the borrowing.

2.3      NOTICES OF BORROWING

         The Borrower shall give notice of the borrowing of each Loan to the Bank at the Notice Office of the Bank no later than two LIBOR Business Days prior to the date of such borrowing, but not later than 11:00 a.m. (New York City time) on such date. The notice shall be given by telephone (and shall be promptly confirmed in a writing substantially in the form of Exhibit B hereto) and shall specify:

                 (a) the date of the borrowing, which shall be a LIBOR Business Day;

                 (b) the amount of the borrowing, which shall be not less than $1,000,000; and

                 (c)      the duration of the initial Interest Period.

A notice of borrowing, once given to the Bank, shall not be revocable by the Borrower.

2.4      EXTENSION OF LOANS

         (a) At the end of each Interest Period with respect to each Loan, the Borrower may, at its option, elect to extend such outstanding Loan in an amount equal to or less than the then outstanding principal amount of such Loan. The notice by the Borrower to the Bank of an election to extend an outstanding Loan shall be given by telephone (and shall be promptly confirmed in a writing substantially in the form of Exhibit B hereto) no later than two LIBOR Business Days prior to the last day of the then-existing Interest Period with respect to such Loan, but no later than 11:00 a.m. (New York City time) on such day.

         (b) Each notice given by the Borrower pursuant to this Section 2.4 shall specify:

                 (i)      that such outstanding Loan is to be extended;

                 (ii)     the principal amount of such Loan as so extended; and

                 (iii)    the Interest Period for such Loan as so extended.

         (c) With respect to each extension of an outstanding Loan pursuant to this Section 2.4:

                 (i) the Borrower shall pay to the Bank all accrued and unpaid interest with respect to such outstanding Loan on the last day of the then-existing Interest Period with respect thereto;

                 (ii) no repayment of the principal amount of such outstanding Loan shall be required; provided, that if the Borrower chooses to extend such Loan in a lesser principal amount, the Borrower shall repay the principal amount not to be extended on the last day of the then-existing Interest Period; and

                 (iii) the Loan to be outstanding upon the extension of such Loan shall not be deemed to be a new Loan for purposes of Section 4.1.

2.5      INTEREST RATES

         (a) Each Loan shall bear interest on the outstanding principal amount thereof during each Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR plus the Margin.

         (b) Interest on each Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days for which such Loan is outstanding. Interest for each Interest Period shall be calculated from and including the first day thereof to but excluding the last day thereof.

2.6      INTEREST PAYMENT DATES

         Interest on each Loan shall be payable as follows: (i) if the current Interest Period for such Loan is one month, two months or three months, on the last day of such Interest Period or (ii) if the current Interest Period for such Loan is six months, on the last day of the third month and on the last day of the sixth month of such Interest Period, and in each case upon payment in full of the Loan.

2.7      OVERDUE INTEREST

         Any overdue principal of any Loan and, to the extent permitted by law, overdue interest thereon, shall bear interest payable on demand for each day from the date payment thereof was due to the date of actual payment, at a daily rate, which shall be calculated by the Bank (whose determination shall be conclusive in the absence of manifest error) and shall be a rate per annum equal to the sum of (i) 1% plus (ii) the Margin plus (iii) the interest rate per annum at which deposits in the amount of such overdue payment are offered to the Bank by other leading banks, as determined by the Bank, in the interbank market in which such deposits are obtained for one day (or, if such amount remains unpaid more than three LIBOR Business Days, then for such other period of time not longer than six months as the Bank may elect).

2.8      DATES FOR PAYMENT OR OPTIONAL PREPAYMENT OF PRINCIPAL

         The principal amount of each Loan shall be repaid on or before the last day of the last Interest Period therefor, which in no event shall be later than the Termination Date. The Borrower may, at its option, prepay the principal amount of any Loan, in whole or in part, without penalty or premium, on the last day of any Interest Period therefor, in each case together with accrued interest on the amount prepaid to the date of prepayment.

2.9      OPTIONAL PREPAYMENT ON OTHER DATES; REIMBURSEMENT FOR CERTAIN COSTS

         The Borrower may, at its option, prepay the principal amount of any Loan, in whole or in part, at times other than those provided for in Section 2.8, in each case together with accrued interest on the amount prepaid to the date of prepayment; provided, however, that the Borrower shall reimburse the Bank on demand for any loss incurred by it as a result of the timing of such payment, including without limitation, any loss incurred in liquidating or re-employing deposits from third parties but excluding loss of the Margin or any other profit for the period after such payment, provided that the amount of such loss shall in no event exceed the amount of interest that would have accrued from the date of prepayment to the last day of the then-current Interest Period with respect to such Loan in the absence of prepayment, and the Bank shall have delivered to the Borrower a written statement setting forth the basis for determining such loss, which written statement shall be conclusive in the absence of manifest error. The Bank shall use its reasonable efforts to mitigate any loss resulting from any prepayment by the Borrower.

2.10     METHOD OF PAYMENT

         All payments required to be made pursuant to this Agreement or the Note shall be made in immediately available funds in United States dollars to the account in the continental United States to be designated by the Bank. Whenever any payment of principal of, or interest on, any Loan shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day, unless as a result thereof such date would fall in the next calendar month, in which case, such date shall be advanced to the next preceding LIBOR Business Day, and, in the case of payment of principal, interest thereon shall be payable to the date of payment as extended or advanced as the case may be.

                          SECTION 3.  THE GUARANTEE

         (a) The Guarantor hereby guarantees to the Bank the due and punctual payment of the principal of and interest on the Loans and any other payment obligations of the Borrower under this Agreement or the Note (the "Guaranteed Obligations") when and as the same shall become due and payable, whether at maturity, upon declaration or otherwise, according to the terms thereof. Upon the occurrence of an Event of Default under this Agreement, the Guarantor shall on behalf of the Borrower upon demand by the Bank punctually make any payment due and payable by the Borrower under this Agreement or the Note, whether at maturity, upon declaration or otherwise; and any such payment shall be treated for the purposes of this Agreement and the Note as if such payment were made by the Borrower.

         (b)     The Guarantor hereby agrees that its obligations under this
Section 3 shall be irrevocable and unconditional and that the Guarantor shall not have the right to assert any defenses based upon the validity, regularity or enforceability of this Agreement or the Note, the absence of any attempt to collect from the Borrower or other action to enforce the same, the waiver or consent by the Bank with respect to any provisions thereof or hereof (other than with respect to this Section 3), or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

         (c) With respect to its obligations under this Section 3, the Guarantor waives filing of claims with a court, trustee or receiver in the event of receivership or bankruptcy of the Borrower, diligence, presentment, demand of payment, protest or notice with respect to Guaranteed Obligations and all demands whatsoever (other than that provided for in subsection (a) above), and covenants that this Guarantee is a continuing guarantee and will not be discharged except by complete performance of the Guaranteed Obligations of the Borrower and the obligations of the Guarantor under this Guarantee.

         (d) To the extent of any payment by the Guarantor to the Bank under this Section 3, the Guarantor shall succeed to all corresponding claims that the Bank may have and otherwise be subrogated to the rights of the Bank against the Borrower or any other person or security in connection with the Loans to the Borrower, and the Bank shall use reasonable efforts to cooperate with the Guarantor in seeking recovery under such claims.

         (e) The Guarantor's obligations under this Section 3 constitute a guarantee of payment and not of collection merely and shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full in accordance with the terms of this Agreement and the Note. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

         (f) If demand for, or acceleration of the time for, payment by the Borrower to the Bank of any Guaranteed Obligations is stayed upon the insolvency, bankruptcy, reorganization or proposed compromise or arrangement with creditors of the Borrower, all such Guaranteed Obligations of which payment or performance is stayed that would otherwise be subject to demand for payment or acceleration shall nonetheless be payable by the Guarantor under this Section 3 immediately on demand by the Bank.

                      SECTION 4.  CONDITIONS TO THE LOANS

         The obligation of the Bank to make each Loan hereunder is subject to the performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions:

4.1      EACH LOAN

         (a)     In the case of each Loan proposed to be made hereunder to the
Borrower:

                 (i) the Bank shall have received the notice from the Borrower required by Section 2.3;

                 (ii) the principal amount of such Loan, when added to the sum of the aggregate principal amount of all Loans then outstanding hereunder, shall not exceed the amount of the Commitment;

                 (iii) after giving effect to the making of such Loan, no Event of Default and no event which, with the giving of notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                 (iv) the representations and warranties of the Borrower and the Guarantor contained in this Agreement, except those contained in Sections 5.2(a)(iii) and (b)(iii) and 5.3, shall be true and correct in all material respects on and as of the date of such Loan, except to the extent such representations and warranties expressly relate to an earlier date.

Each borrowing of a new Loan shall be deemed to be a representation and warranty by the Borrower and Guarantor that the conditions specified in clauses
(ii), (iii) and (iv) above are satisfied on and as of the date of such borrowing.

4.2      FIRST LOAN

         (a) In the case of the first Loan proposed to be made hereunder to the Borrower:

                 (i) the Bank shall have received an opinion of counsel to the Borrower and the Guarantor (which counsel may be an employee of the Borrower or the Guarantor) addressed to the Bank and in form satisfactory to the Bank in its reasonable judgment, to the effect that:

                          (A) each of the Borrower and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to enter into this Agreement, to borrow money as contemplated by this Agreement and deliver the Note (in the case of the Borrower), to extend the Guarantee (in the case of the Guarantor), and to carry out the provisions of this Agreement and (in the case of the Borrower) the Note;

                          (B) this Agreement has been duly authorized, executed and delivered by each of the Borrower and the Guarantor and, assuming due authorization, execution and delivery hereof by the Bank, is a valid and binding agreement of each of the Borrower and the Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law;

                          (C) the Note has been duly authorized by the Borrower, and when duly executed and delivered by the Borrower, will be a valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law;

                          (D) the execution, delivery and performance by each of the Borrower and the Guarantor of this Agreement and (in the case of the Borrower) the Note will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Borrower or the Guarantor, as the case may be, and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Borrower or the Guarantor, as the case may be, and its subsidiaries considered as a whole) upon any of the property or assets of the Borrower or the Guarantor, as the case may be, pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to such counsel under which the Borrower or the Guarantor, as the case may be, is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Borrower or the Guarantor, as the case may be; and

                          (E) there is no consent, approval, authorization, order, registration or qualification of or with any governmental authority having jurisdiction over the Borrower or the Guarantor which is required for, and the absence of which would materially affect, the execution, delivery and performance of this Agreement or (in the case of the Borrower) the Note;

                 (ii) the Bank shall have received a certificate of the Secretary or the Assistant Secretary of each of the Borrower and the Guarantor setting forth the resolutions of the Board of Directors authorizing this Agreement and certifying that the persons signing this Agreement on behalf of the Borrower and the Guarantor are duly elected and qualified officers (indicating the offices held) of the Borrower or the Guarantor, as the case may be, with the authority to sign this Agreement on behalf of the Borrower or the Guarantor, as the case may be, and setting forth the signatures of such officers; and

                 (iii) the Bank shall have received a certificate of good standing of the Borrower from the State of Delaware and certificates of good standing of the Guarantor from the States of Delaware, Michigan, New York and Ohio.

         The documents referred to in this Section 4.2 shall be delivered to the Bank no later than two LIBOR Business Days prior to the date of the first Loan hereunder.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND GUARANTOR

         The Borrower and Guarantor represent and warrant to the Bank that:

5.1      CORPORATE AUTHORITY OF THE BORROWER AND GUARANTOR, ETC.

         (a) Each of the Borrower and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to execute and deliver this Agreement and (in the case of the Borrower) the Note, and to perform its obligations under this Agreement and (in the case of the Borrower) the Note, and (in the case of the Guarantor) is duly qualified and in good standing to do business as a foreign corporation in the States of Michigan, New York and Ohio;

         (b) This Agreement has been duly authorized, executed and delivered on behalf of each of the Borrower and the Guarantor and, assuming due authorization, execution and delivery hereof by the Bank, is a valid and legally binding agreement of each of the Borrower and the Guarantor; and the Note has been duly authorized by the Borrower and, when executed and delivered in accordance with this Agreement, will have been duly executed and delivered and will constitute a valid and legally binding obligation of the Borrower;

         (c) The execution, delivery and performance by each of the Borrower and the Guarantor of this Agreement and (in the case of the Borrower) the Note will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Borrower or the Guarantor, as the case may be, and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Borrower or the Guarantor, as the case may be, and its subsidiaries considered as a whole) upon any of the property or assets of the Borrower or the Guarantor, as the case may be, pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which the Borrower or the Guarantor, as the case may be, is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Borrower or the Guarantor, as the case may be; and

         (d) There is no consent, approval, authorization, order, registration or qualification of or with any governmental authority having jurisdiction over the Borrower or the Guarantor which is required for, and the absence of which would materially affect, the execution, delivery and performance of this Agreement or (in the case of the Borrower) the Note.

5.2      FINANCIAL STATEMENTS

         (a)     The Borrower's Financial Statements:

                 (i) The Borrower has furnished the Bank with, and the Bank hereby acknowledges receipt of, a copy of the Borrower's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1994 (the "Borrower's 10-K Report"), and the financial statements set forth in such report present fairly in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries at December 31, 1994 and 1993 and the consolidated results of operations and cash flows of the Borrower and its consolidated subsidiaries for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles in the United States;

                 (ii) The Borrower has furnished the Bank with, and the Bank hereby acknowledges receipt of, a copy of the Borrower's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarter ended September 30, 1995 (the "Borrower's 10-Q Report"), and the financial statements set forth in such report present fairly in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries at September 30, 1995 and the consolidated results of operations and cash flows of the Borrower and its consolidated subsidiaries for the quarterly period ended September 30, 1995, in conformity with generally accepted accounting principles in the United States; and

                 (iii) As of the date of this Agreement there has not occurred any material adverse change in the financial position of the Borrower and its subsidiaries considered as a whole, since December 31, 1994, other than as set forth or contemplated in the Borrower's 10-K Report or the Borrower's 10-Q Report.

         (b)     The Guarantor's Financial Statements:

                 (i) The Guarantor has furnished the Bank with, and the Bank hereby acknowledges receipt of, a copy of the Guarantor's Annual
         Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1994 (the "Guarantor's 10-K Report"), and the financial statements set forth in such report present fairly in all material respects the consolidated financial position of the Guarantor and its consolidated subsidiaries at December 31, 1994 and 1993 and the consolidated results of operations and cash flows of the Guarantor and its consolidated subsidiaries for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles in the United States;

                (ii) The Guarantor has furnished the Bank with, and the Bank hereby acknowledges receipt of, a copy of the Guarantor's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarter ended September 30, 1995 (the "Guarantor's 10-Q Report"), and the financial statements set forth in such report present fairly in all material respects the consolidated financial position of the Guarantor and its consolidated subsidiaries at September 30, 1995 and the consolidated results of operations and cash flows of the Guarantor and its consolidated subsidiaries for the quarterly period ended September 30, 1995, in conformity with generally accepted accounting principles in the United States; and

                (iii) As of the date of this Agreement there has not occurred any material adverse change in the financial position of the Guarantor and its subsidiaries considered as a whole, since December 31, 1994, other than as set forth or contemplated in the Guarantor's 10-K Report or the Guarantor's 10-Q Report.

5.3      LITIGATION

         As of the date of this Agreement there are no legal or governmental proceedings pending of which the Borrower or the Guarantor, as the case may be, or any of its subsidiaries is the subject, and no such proceedings are known by the Borrower or the Guarantor, as the case may be, to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Borrower's 10-K Report, the Borrower's 10-Q Report, the Guarantor's 10-K Report or the Guarantor's 10-Q Report and other than such proceedings which the Borrower or the Guarantor, as the case may be, believes will not have a material adverse effect upon the financial position of the Borrower or Guarantor, as the case may be, and its subsidiaries considered as a whole.

5.4      USE OF PROCEEDS

         The proceeds of the Loans will be used by the Borrower for general corporate purposes, including, without limitation, to pay the Merger Consideration as defined in the Information Statement of the Borrower dated on or about October 30, 1995 in connection with the cash out of the holders of preferred stock of the Borrower. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Federal Reserve Board.

5.5      COMPLIANCE WITH ERISA

         The Guarantor has satisfied the minimum funding standards under ERISA with respect to its Plans and is in compliance in all material respects with the currently applicable provisions of ERISA.

                    SECTION 6.  COVENANTS OF THE GUARANTOR

         During the term of this Agreement, unless compliance shall have been waived in writing by the Bank, the Guarantor agrees that:

6.1      LIMITATION ON LIENS

         The Guarantor will not itself, and will not permit any Manufacturing Subsidiary to, incur, issue, assume, guarantee or suffer to exist any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter called "Debt"), secured by pledge of, or mortgage or lien on, any Principal Domestic Manufacturing Property of the Guarantor or any Manufacturing Subsidiary, or any shares of stock of or Debt of any Manufacturing Subsidiary (mortgages, pledges and liens being hereinafter called "Mortgage" or "Mortgages"), without effectively providing that the Guarantee of the Loan to the Borrower hereunder (together with, if the Guarantor shall so determine, any other Debt of the Guarantor or such Manufacturing Subsidiary then existing or thereafter created ranking equally with the Guarantee) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt so secured plus all Attributable Debt of the Guarantor and its Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions (as defined in Section 6.2) would not exceed 5% of the Consolidated Net Tangible Assets; provided, however, that this Section 6.1 shall not apply to Debt secured by:

                 (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

                 (b) Mortgages in favor of the Guarantor or any Manufacturing Subsidiary;

                 (c) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

                 (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 60 days after, the acquisition of such property or shares or Debt for the purpose of financing all or any part of the purchase price thereof; and

                 (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (d), inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

6.2      LIMITATION ON SALES AND LEASEBACKS

         The Guarantor will not itself, and it will not permit any Manufacturing Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Guarantor or any Manufacturing Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Guarantor or a Manufacturing Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred by the Guarantor or such Manufacturing Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a "Sale and Leaseback Transaction") unless either:

                 (a) the Guarantor or such Manufacturing Subsidiary could create Debt secured by a Mortgage pursuant to Section 6.1 on the Principal Domestic Manufacturing Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Guarantee, or

                 (b) the Guarantor, within 120 days after the sale or transfer shall have been made by the Guarantor or by a Manufacturing Subsidiary, applies an amount equal to the greater of

                          (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement or

                          (ii) the fair market value of the Principal Domestic Manufacturing Property so leased at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Guarantor, its President, any Executive Vice President of the Guarantor, any Group Vice President of the Guarantor, any Vice President of the Guarantor, its Treasurer or its Controller)

to the retirement of Funded Debt of the Guarantor; provided, however, that the amount to be applied to the retirement of Funded Debt of the Guarantor shall be reduced by the principal amount of Funded Debt voluntarily retired by the Guarantor within 120 days after such sale.

         "Attributable Debt" means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate of 9.15% per annum (which is the rate per annum borne by the Guarantor's Sinking Fund Debentures due August 1, 2004) compounded annually) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Guarantor and its consolidated subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

6.3      MERGERS AND CONSOLIDATIONS

         The Guarantor may consolidate with, or sell or convey all or substantially all its assets to, or merge with or into any other corporation, provided that in any such case (i) the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof, (ii) such corporation shall expressly assume the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed by the Guarantor, including, without limitation, the Guarantee, by an instrument, satisfactory to the Bank in its reasonable judgment, executed and delivered to the Bank by such corporation, and (iii) such successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition and shall not immediately thereafter have outstanding any secured Debt not expressly permitted by the provisions of
Section 6.1.

6.4      ADDITIONAL COVENANTS

         In the event that, at any time while this Agreement is in effect, the Guarantor shall issue any indebtedness for borrowed money which is not by its terms subordinate and junior to other indebtedness of the Guarantor ("Senior Debt") and such Senior Debt shall include, or be issued pursuant to a trust indenture or other agreement which includes, financial covenants not substantially provided for in this Agreement, the Guarantor shall so advise the Bank. Thereupon, if the Bank shall so request by written notice to the Guarantor, the Guarantor and the Bank shall enter into an amendment to this Agreement providing for substantially the same financial covenants as those contained in such Senior Debt, trust indenture or other agreement, mutatis mutandis. Such amendment containing such financial covenants shall remain in effect so long as such covenants remain in effect with respect to such Senior Debt. As used in this Section 6.4 the term "financial covenant" shall mean a covenant on the part of the Guarantor to the general effect that the Guarantor shall maintain, on a consolidated basis and as of a specified date or dates,
(a) a specified minimum net worth, (b) a ratio of debt to net worth not in excess of a specified maximum, (c) current assets in an amount not less than a specified amount in excess of current liabilities or (d) any similar ratio or amount or similar measure for the same general purpose of stating a minimum financial condition.

6.5      ERISA

         The Guarantor will comply with the minimum funding standards under ERISA with respect to its Plans and will use its best efforts to comply in all material respects with all other applicable provisions of ERISA and the regulations and interpretations promulgated thereunder. The Guarantor will deliver to the Bank within 30 days after any executive officer of the Guarantor becomes aware of the occurrence of any Reportable Event (other than a reduction in active Plan participants) with respect to any Plan, a certificate signed by the Chief Financial Officer, the Vice President - Finance, the Controller or the Treasurer of the Guarantor setting forth the details as to such Reportable Event and the action which the Guarantor is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation.

6.6      NOTIFICATION

         The Guarantor will notify the Bank within 30 days after any executive officer of the Company becomes aware of any failure on the part of the Company duly to observe or perform any covenant contained in Section 6.1 or 6.2.

                             SECTION 7.  DEFAULT

         In case one or more of the following "Events of Default" shall have occurred and be continuing, that is to say:

                 (a) default in any payment of principal of any Loan as and when the same shall become due and payable, whether at maturity or upon required repayment or upon declaration or otherwise, and the continuance of such default for five Domestic Business Days; or

                 (b) default in the payment of any installment of interest upon any Loan as and when the same shall become due and payable, and continuance of such default for a period of five Domestic Business Days; or

                 (c) failure on the part of the Guarantor duly to observe or perform any covenant contained in Section 6.1 or Section 6.2 for 90 days after the date on which written notice of such failure, requiring the Guarantor to remedy the same, shall have been given to the Guarantor by the Bank; or

                 (d) failure on the part of the Borrower or the Guarantor, as the case may be, duly to observe or perform any of its other covenants or agreements in this Agreement for a period of 30 days after the date on which written notice of such failure, requiring the Borrower or the Guarantor, as the case may be, to remedy the same, shall have been given to the Borrower or the Guarantor, as the case may be, by the Bank; provided, however, that in the case of a default under Section 3, such 30-day grace period shall run from the date that demand for payment by the Bank was made upon the Guarantor pursuant to
         Section 3; or

                 (e) any representation or warranty by the Borrower or the Guarantor in this Agreement or in any certificate delivered pursuant hereto shall have proven to have been materially false or misleading when made or given; or

                 (f) a Reportable Event (other than a reduction in active Plan participants) shall have occurred with respect to any Plan and, within 30 days after the reporting of such Reportable Event to the Bank, the Bank shall have notified the Guarantor in writing that the Bank has made a reasonable determination that such Reportable Event is likely to have a material adverse effect upon the financial position of the Guarantor and its subsidiaries considered as a whole; or

                 (g) either the Borrower or the Guarantor shall have entered against it by a court having jurisdiction in the premises a decree or order for relief in respect of the Borrower or Guarantor, as the case may be, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or Guarantor, as the case may be, or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                 (h) either the Borrower or Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Borrower or Guarantor, as the case may be, or for any substantial part of its property, or make any general assignment for the benefit of creditors, or fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing; or

                 (i) default in the payment of the principal of (or premium, if any, on) or interest on any other borrowing of the Borrower or Guarantor of $5,000,000 or more and such default continues for a period of 30 days, or any default with respect to any other borrowing of the Borrower or Guarantor of $5,000,000 or more and such default causes acceleration thereof; or

                 (j) either (i) more than 50% in voting power of the voting securities of the Guarantor shall be held by any person or persons who "act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities" of the Guarantor within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 or (ii) persons whose election to the Board of Directors shall not have been recommended by the Organization Review and Nominating Committee (or successor Committee) of the Board shall constitute a majority of the members of the Board of Directors of the Guarantor; or

                 (k) the Guarantee set forth in Section 3 shall no longer be in full force and effect;

then, and in each and every such case, the Bank, by notice in writing to the Borrower and the Guarantor, may terminate this Agreement and/or may declare the principal of all outstanding Loans to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.


       SECTION 8.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BANK

8.1      ACQUISITION OF THE NOTE

         The Bank represents and warrants to the Borrower that it is the present intention of the Bank to acquire the Note to be delivered to it hereunder for its own account as a result of making loans in the ordinary course of its commercial banking business and not with a view to the distribution or resale of any thereof, other than in connection with any assignment or participation provided for under Section 8.2, subject, nevertheless, to any legal or administrative requirement that the disposition of the property of the Bank shall at all times be within its control.

8.2      ASSIGNMENT; PARTICIPATION

         The Bank shall not, without the consent of the Borrower and Guarantor (which consents shall not be unreasonably withheld), transfer to any other office, branch or affiliate of the Bank or to any other financial institution, person or entity, all or any portion of the Loans, the Note, the Commitment or any of the Bank's other rights and obligations under this Agreement and the Note; provided, however, that (i) the Bank may transfer or assign the Note or the Loans or any interest therein as a pledge to any Federal Reserve Bank, provided that such pledge shall not release the Bank from its obligations hereunder and (ii) the Bank may transfer or assign all or any portion of the Loans, the Note, the Commitment or any of the Bank's other rights and obligations under this Agreement and the Note to any office, branch or affiliate of the Bank located in the United States. Any such transferee or assignee of the Bank shall not be entitled to receive any greater interest or other payment by reason of Section 9.2 than the Bank would have been entitled to receive with respect to the rights so transferred or assigned unless such transfer or assignment is made by reason of the provisions of Section 9.1 or
9.2 requiring the Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         The Bank shall have the right to sell to any bank or other financial institution (a "Participant") a participating interest in the Commitment or in the Loans and the Note; provided, however, that, following any such sale, (a) the Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against the Bank, (b) the Bank shall remain solely responsible to the Borrower and the Guarantor for the performance of such obligations, including, without limitation, the Commitment and the obligation of the Bank to fund Loans hereunder, (c) the Bank shall remain the holder of the then outstanding Note for all purposes of this Agreement, (d) the Borrower and Guarantor shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, (e) the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and Guarantor hereunder and under the Note, including, without limitation, the sole right to approve of or consent to any action hereunder and under the Note or any amendment, modification or waiver hereof and of the Note, except that the Bank may grant to a Participant a joint right to approve of or consent to any action, amendment, modification or waiver that would (i) reduce the amount or extend the time for payment (other than pursuant to Section 2.4) of any principal of, or interest on, the Note, or (ii) increase the amount of the Commitment, in each case, from that in effect at the time of the sale of the participating interest, and (f) any such participating interest shall be in a minimum amount of $5,000,000 on the date the participating interest is sold. The Bank shall as soon as practicable notify the Borrower and the Guarantor of the names of any Participants.

                      SECTION 9.  CHANGES IN CIRCUMSTANCES

9.1      ILLEGALITY

         (a) If, after the date of this Agreement, the introduction of, or any change in, any applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by the Bank with any request or directive of any such authority shall make it unlawful for the Bank to make, maintain or fund any Loan, the Bank shall give notice thereof to the Borrower. Before giving any notice pursuant to this Section 9.1, the Bank shall designate a different lending office if such designation would avoid the need for giving such notice and it would not otherwise be disadvantageous to the Bank in its reasonable judgment. Upon receipt of such notice the Borrower shall on either (A) the last day of the then-current Interest Period applicable to such Loan if the Bank may lawfully continue to maintain and fund such Loan to such day or (B) not later than the last date the Bank may lawfully continue to fund and maintain such Loan, either (i) prepay in full, without premium or penalty, the then outstanding principal amount of such Loan, together with accrued interest thereon, or (ii) convert such Loan into another type of Loan upon such terms and conditions as shall be mutually agreed to by the Bank and the Borrower (if it would not be unlawful for the Bank to make such other type of Loan).

         (b)     Upon any prepayment or conversion of any Loan made pursuant to
Section 9.1(a) other than at the end of an Interest Period, the Borrower shall reimburse the Bank upon demand for any loss incurred by it as a result of the timing of such prepayment or conversion, in the manner provided in Section 2.9.

9.2      INCREASED COST

         (a) If (i) Regulation D of the Federal Reserve Board as in effect on the date hereof ("Regulation D") or (ii) after the date hereof, the adoption of any applicable law or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of any such authority, central bank or comparable agency (a "Regulatory Change"):

                 (A) shall subject the Bank to any tax, duty or other charge with respect to the Loans while the interest rate on the Loans is derived from LIBOR or its obligation to make such Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on such Loans or any other amounts due under this Agreement in respect of such Loans or its obligation to make such Loans (except for changes in the rate of tax on the overall net income of the Bank or the lending office of the Bank making such Loans imposed by the jurisdictions in which such Bank's principal executive office or such lending office are located); or

                 (B) shall impose, modify or cause to be applicable any reserve (including, without limitation, any imposed by the Federal Reserve Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or such lending office or shall impose on the Bank (or such lending office) or all interbank markets applicable to such Loans any other condition affecting such Loans or its obligation to make such Loans;

and the result of any of the foregoing is to increase the cost to the Bank (or such lending office) of making or maintaining any such Loan, or to reduce the amount of any sum received or receivable by the Bank (or such lending office) under this Agreement or the Note, by an amount deemed by the Bank to be material, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for any such increased cost or reduction incurred or suffered by the Bank from and after the later of (i) the date that is 15 days prior to receipt of notice from the Bank of such costs and (ii) the last date preceding receipt of such notice from the Bank on which interest was due and payable pursuant to Section 2.6 on any such Loan.

         (b) Without limiting the effect of the foregoing, so long as the Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D (or, so long as the Bank may be required, by reason of any Regulatory Change, to maintain reserves against any other category of liabilities which includes deposits by reference to which LIBOR is determined as provided in this Agreement or against any category of extensions of credit or other assets of the Bank which includes the Loans as LIBOR-based loans) (such reserves are collectively called "Reserves") the Borrower shall pay to the Bank an amount (reasonably estimated by the Bank) for each day during each Interest Period for such Loans equal to the product of the following:

                 (i) the principal amount of each Loan to which such Interest Period relates; multiplied by

                 (ii) the difference between (A) a fraction, the numerator of which is LIBOR (expressed as a decimal) applicable to such Loan and the denominator of which is one (1) minus the Bank's Actual Reserve Cost (defined below) (expressed as a decimal) and (B) LIBOR; multiplied by

                 (iii)    1/360.

         For the purposes of this Section 9.2(b), the "Bank's Actual Reserve Cost" (which shall be reasonably estimated by the Bank) shall be equal to the cost actually incurred by the Bank from time to time during such Interest Period as a result of the requirement that the Bank maintain Reserves with respect to such Loan.

         (c) The Bank shall take reasonable steps, including without limitation, the designation of a different lending office (unless it would otherwise be disadvantageous to the Bank in its reasonable judgment) if such steps would avoid the need for or reduce the amount of any payment that otherwise would be due under Section 9.2(a) or 9.2(b). Any amounts payable by the Borrower under Sections 9.2(a) and 9.2(b) shall be remitted after the end of each Interest Period, within 30 days after submission by the Bank to the Borrower of a written statement setting forth the amount thereof.

         (d) From time to time during the term of this Agreement, upon the request of the Borrower, the Bank shall provide to the Borrower its best estimate of the Bank's Actual Reserve Cost incurred or to be incurred with respect to LIBOR-based loans in the principal amount specified in the Borrower's request.

                           SECTION 10.  MISCELLANEOUS
10.1     NOTICES

         Unless otherwise specified herein all notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be deemed to have been duly given and made, in the case of a letter, upon delivery or three days after deposit in the mail registered first class mail, postage prepaid; and in the case of a facsimile, when a facsimile is sent and receipt is telephonically confirmed; provided, however, that notices pursuant to Section 2.3 or 2.4 or any other notices herein which are given by telephone shall not be effective until received by the party to whom notice is given. Unless otherwise specified herein, any such notice, request, demand, or communication shall be delivered or addressed as follows:

                 (a) if to the Borrower, to it at The American Road, Dearborn, Michigan 48121 U.S.A., Attention: Vice President and Treasurer (or facsimile number 313-322-3359, Attention: Vice President and Treasurer);

                 (b) if to the Guarantor, to it at The American Road, Dearborn, Michigan 48121 U.S.A., Attention: Assistant Treasurer in charge of banking (or facsimile number 313-322-3359, Attention:
         Assistant Treasurer in charge of banking);

        (c)   if to the Bank, to it at ____________________________________,
    Attention: ______________ (or facsimile number ________________, Attention:
    _______________) (such office, as it may be changed from time to time pursuant to this Section, is referred to herein as the "Notice Office"); and


        (d) if to any other holder of the Note, to it at the address or facsimile number of such holder specified in a notice given to the Borrower and the Guarantor or, if such holder's address and facsimile number have not been so specified, at the address or facsimile number of the payee of the Note;

    or at such other address or facsimile number as either party hereto may designate by written notice to the other party hereto; or, in the case of such other holder of the Note, at the address and facsimile number of any such holder as such holder may designate by written notice to the Bank, Borrower and Guarantor.

10.2     TERM OF AGREEMENT

         The term of this Agreement shall be until the payment in full of the Loans or, in the event no Loans are borrowed hereunder by the date set forth in
Section 2.1(a), until such date; provided that the Borrower may terminate this Agreement at any time prior to the date any Loan is borrowed hereunder by giving the Bank two Domestic Business Days' prior notice; and provided, further, that the obligations of the Borrower or Guarantor with respect to any payment required to be made by it under this Agreement shall survive the term of this Agreement.

10.3     NO WAIVERS

         No failure or delay by the Bank or any other holder of the Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.4     NEW YORK LAW AND JURISDICTION

         (a) THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS (EXCLUDING THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

         (b) EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE APPELLATE COURTS FROM ANY THEREOF, FOR PURPOSES OF ANY ACTION ARISING UNDER THIS AGREEMENT OR THE NOTE OR REGARDING THE LOANS MADE HEREUNDER, AND EACH HEREBY AGREES THAT ANY DISPUTES RELATING TO THIS AGREEMENT, THE NOTE OR THE LOANS SHALL BE RESOLVED ONLY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF SUCH PARTIES HEREBY STIPULATES THAT THE VENUES REFERENCED IN THIS SECTION 10.4(B) ARE CONVENIENT AND EACH WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE RELATING TO THE VENUE OR CONVENIENCE OF SUCH COURTS. IF FOR ANY REASON CLAIMS HEREUNDER CANNOT BE PURSUED IN ANY OF THE

FOREGOING COURTS OF NEW YORK, ALL REFERENCES IN THIS SECTION 10.4(B) TO THE COURTS OF NEW YORK SHALL INSTEAD BE DEEMED TO BE REFERENCES TO THE COURTS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MICHIGAN. ENFORCEMENT OF FINAL, NONAPPEALABLE JUDGMENTS RECEIVED IN ANY OF THE FOREGOING COURTS MAY ALSO BE SOUGHT IN ANY OTHER APPROPRIATE COURT OR JURISDICTION.

10.5     ENTIRE AGREEMENT

         This Agreement, together with the Note, constitutes the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes any prior discussions, negotiations, agreements and understandings. The parties hereto acknowledge that the general banking or business conditions or any similar bank lending rules or requirements of any organization not having the force of law, now or hereafter in effect, shall not be applicable to this Agreement, the Note or the Loans.

10.6     PAYMENT OF CERTAIN EXPENSES

         The Borrower will upon the occurrence of an Event of Default pay all reasonable out-of-pocket expenses incurred by the Bank (including counsel fees) in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

10.7     CHANGES, WAIVERS, ETC.

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the Borrower, the Guarantor and the Bank.

10.8     SEVERABILITY

         If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the extent permitted by law.

10.9     SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Upon execution of an instrument, satisfactory to the Bank in its reasonable judgment, evidencing such assumption, any direct or indirect subsidiary of the Guarantor may at any time assume the rights and obligations of the Borrower under this Agreement, the Loans and the Note, with the Guarantee of the Guarantor remaining in full force and effect, and upon any such assumption, the Borrower shall be completely relieved of all of its obligations under this Agreement, the Loans and the Note, and the entity which has assumed such obligations shall be considered the Borrower for all purposes under this Agreement, the Loans and the Note.

10.10    COUNTERPARTS

         This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Complete sets of counterparts shall be delivered to the Borrower, the Guarantor and the Bank.

10.11    ELECTRONIC RECORDING

         The parties to this Agreement may electronically record any telephone communications with one another relating to any notices of borrowing or extension pursuant to Section 2.3 or 2.4. In the event that any electronically recorded notice of borrowing or extension differs from the terms of the corresponding written notice of borrowing or extension, the terms of the electronically recorded notice shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        FORD HOLDINGS, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        FORD MOTOR COMPANY


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        [NAME OF BANK]


                                        By: ____________________________________
                                            Name:
                                            Title:
                                      22

                                                                       EXHIBIT A



                               PROMISSORY NOTE

                                                                         [DATE]


         FOR VALUE RECEIVED, FORD HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of [NAME AND ADDRESS OF BANK] (the "Bank") the aggregate unpaid principal amount of the Loans to the Borrower then outstanding, no later than the Termination Date; provided, however, that the Borrower shall pay the unpaid principal amount of each Loan made to the Borrower on the last day of the last Interest Period with respect thereto. The Company shall pay interest on the unpaid principal amount of each Loan from time to time outstanding, and on any overdue principal and, to the extent permitted by law, on overdue interest thereon, at such interest rates and on such dates as are determined from time to time pursuant to the Term Loan Agreement referred to below. All such principal and interest shall be payable in lawful currency of the United States of America in immediately available funds.

         The holder of this Note is hereby authorized by the Borrower to, and prior to any transfer of this Note shall, endorse on the schedule forming a part hereof or a continuation thereof appropriate notations evidencing the date, amount and Interest Period of each Loan, as it may be extended from time to time, and the date and amount of each payment of principal made by the Borrower.

         This Note is the Note referred to in the Term Loan Agreement dated as of November __, 1995, among the Borrower, Ford Motor Company, as Guarantor, and the Bank, as amended from time to time. Reference is made to such Term Loan Agreement for provisions for the prepayment hereof, for the acceleration of the maturity hereof and for the Guarantee hereof. Terms defined in such Term Loan Agreement are used herein as therein defined.

         This Note shall be construed in accordance with, and governed by, the internal laws (excluding the law of conflicts) of the State of New York.


                                           FORD HOLDINGS, INC.


                                           By: _______________________________
                                               Name:
                                               Title:

                      SCHEDULE OF PAYMENTS OF PRINCIPAL
           TO PROMISSORY NOTE DATED [DATE] OF FORD HOLDINGS, INC.

                                                   Amount of       Unpaid
                 Amount of        Interest        Principal       Principal
Date               Loan            Period           Paid           Balance         Notation

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT B

                       NOTICE OF [BORROWING/EXTENSION]


                                                         Date:  ________________

To:      [NAME AND ADDRESS OR FACSIMILE
          NUMBER OF NOTICE OFFICE OF BANK]


         Pursuant to Section 2.3 or 2.4, as applicable, of the Term Loan Agreement dated as of November __, 1995, among Ford Holdings, Inc., Ford Motor Company and [NAME OF BANK], we hereby confirm the notice of
[borrowing/extension] we gave you by telephone, and the interest rate applicable thereto, as follows:
                                        [Loan Prior to      [Loan After
                                          Extension]          Extension]


Date of [Borrowing/Extension]:

Amount of Borrowing:  $

Interest Period:

Interest Rate:

Bank Account to Receive Funds:




                              Sincerely,

                              FORD HOLDINGS, INC.


                              By: ________________________________
                                  Name:
                                  Title: